Exhibit 10.21
Listing Company Consulting Services Agreement for Fiscal 2012

Party A: Sunwin International Neutraceuticals, Inc.
Party B: China Direct Investments, Inc.

Both parties reached an agreement to have Party B provide listing company consulting services for Party A during fiscal 2012; the agreed upon terms are below:

A.	The services described under this agreement are to be performed during Party A’s 2012 fiscal year, which is from 5/1/2011 to 4/30/2012.

B.	Party B is to provide the following consulting services to Party A:
1.	To carry out reverse stock split, name change and uplisting to Amex;
2.	To assist in hiring independent directors and establish the board as required by the SEC;
3.	Responsible for organizing and coordinating the financing of 10 to 15 million dollars upon the success of an uplist.
4.
To perform news releases, investor relations, road shows, audit coordination, legal advice, issue shares, assist employees open accounts, cash settlement of shares, document translation, company registration, tax reporting,  document management, and other related daily affairs of listed companies;

5.	To timely finish three quarterly reports and one annual report and to timely file 8-Ks on material events;
6.	Continue to assist in establishing a sound internal control system;
7.	Based on actual needs, assist Sunwin USA and Wild Flavors in communication and negotiation to promote the sale of stevia.
8.	To dispose the Chinese medicine segment.

C.	Consulting service fees:
1.
Within 30 days of signing this agreement, Party A is to issue 1.5 million shares of SUWN common stock to Party B as consulting service fees for fiscal 2012.  1.5 million Shares of common stock are to be paid in two installments.  The first installment of 1 million shares is to be paid by 4/30/11, and the remaining 500,000 shares are to be paid by 12/31/2011.

2.
Service fees incurred by Party A as a publicly listed company (including but not limited to article B items 1-8) from third party is limited to $130,000. This fee is to be paid at once by Party A by 4/30/2011 in the form of cash to Party B; any fees in excess of this amount are to be covered by Party B.

D.
This agreement becomes effective immediately when signed and sealed by both parties.  This agreement and the consulting agreement in English (Consulting Agreement) signed separately by both parties in April of 2011 are both in effect and are complementary.

Party A: Sunwin International Neutraceuticals, Inc.
Authorized Representative Signature:  /s/ Lin DongDong
Lin DongDong

Date: 2011.4.22

Party B: China Direct Investments, Inc.
Authorized Representative Signature:  /s/ James Wang
James Wang

Date: 2011.4.22